Exhibit 10.1

February 17, 2011

Greg Siegrist
President
East West Resources Corporation
12001 Glen Road
Potomac, MD 20854

Re:  Services Agreement with Emergent BioSolutions Inc.

Dear Mr. Siegrist:

Reference is made to that certain Services Agreement (the “Agreement”), dated as of August 1, 2006, by and between East West Resources Corporation (“EWR”) and Emergent BioSolutions Inc. (“Emergent”). In consideration of the mutual agreement of EWR and Emergent, the Agreement is hereby terminated effective as of December 30, 2010 (the “Termination Date”), and shall be of no further force or effect and no further payments shall be due thereunder from and after the Termination Date.

Sincerely,

Emergent BioSolutions Inc.

By:/s/R. Don Elsey
Name: R. Don Elsey
Title:   Senior Vice President
and Chief Financial Officer

Accepted and Agreed:

East West Resources Corporation

By: /s/Greg Siegrist
Name:  Greg Siegrist
Title:    President